UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2016

OXIS INTERNATIONAL, INC.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-08092 (Commission File Number)	94-1620407 (IRS Employer I.D. No.)
___________________________
100 South Ashley Drive
Suite 600
Tampa, FL 33602
Phone: (800) 304-9888
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant's executive offices)
___________________________

(Former name, former address and former fiscal year, if changed since last report)

ITEM  8.01 Other Events-Security Purchase Agreement

The Registrant (hereinafter the "Company") and H.C. Wainwright & Co., LLC have entered into a securities purchase agreement whereby H.C. Wainwright & Co., LLC can purchase from the Company 10% convertible debentures in the aggregate face amount of up to $1,000,000. The debentures are convertible into common shares of the Company at the exercise price of $0.40 per share.  The initial debenture has been purchased and issued in the principal amount of $250,000.  The debenture recipient also received warrants for the purchase of common shares of the Company at the exercise price of $0.45 per share.  The number of common shares that can be purchased pursuant to the warrants is equal to the number of common shares into which the corresponding debenture can be converted.   The securities were issued pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 since there was no public offering in connection with the issuance of the securities and pursuant to Rule 506(b) of Regulation D.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxis International, Inc.

Dated: August 9, 2016                                                                          By:    /s/ Anthony Cataldo
                                                                                                              Anthony Cataldo
                                                                                                              Chief Executive Officer